Exhibit 23.3



                       Consent of Independent Accountants


We hereby consent to the inclusion in this Amendment No. 3 to Form S-3 of Newmont Mining Corporation, Registration No. 333-86890 of our report dated April 30, 2001, related to Franco-Nevada Mining Corporation Limited's consolidated financial statements for the year ended March 31, 2001. We also consent to the reference to us under the heading "Experts" in this Amendment No. 3 to Form S-3.





/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Toronto, Canada
October 27, 2003